EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Receives Credit Agreement Extension

OLD BRIDGE, New Jersey—February 2, 2016—Blonder Tongue Laboratories, Inc. (NYSE MKT: BDR) announced today that on February 1, 2016, Blonder Tongue Laboratories, Inc. (the “Company”) had entered into an amendment to its existing credit agreement with Santander Bank, which was set to mature on February 1, 2016, resulting in an extension of the maturity date to March 1, 2016.  The amendment also reduced the maximum amount available for borrowing under the revolving line of credit from $5,000,000 to $4,000,000.  Advance rates for loans secured by accounts receivable and inventory remain unchanged.  The foregoing summary of the amendment is qualified by reference to the full text of the amendment, which is attached to Form 8-K, being filed today with the SEC.

In light of the company’s generally lower sales volume over the last couple of years, the revolving line reduction is not anticipated to adversely affect the Company’s working capital and should result in lower unused line fees going forward.

The Company continues to work with Santander Bank in connection with efforts to secure a longer term extension of the credit facility and anticipates that it will enter into a further amendment during February 2016, which should result in an extension of the credit facility through May 2016, or some later date.

The Company also announced today that it has received a purchase order from a large national retail electronics chain for over $1,576,000 of the Company’s products.  The products will be used to upgrade more than 1,000 of the chain’s stores throughout the United States.  This new purchase order is for products that expand the functionality of the HD video distribution system solution the Company provided to this customer in 2014, to now include Ultra High Definition video signal processing and distribution (also known as 4K).  The Company plans to ship the order in its entirety in the first and second quarter of this year.

Bob Palle, president and CEO of the Company commented “We are proud to offer the next step in the evolution of retail video signal generation and distribution, meaning Ultra High Definition video and are very pleased that our customer has chosen Blonder Tongue products to enable them to deliver Ultra High Definition video from a variety of external sources, as well as customer-customized content in store showrooms. The Ultra High Definition video pictures are nothing less than spectacular”.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products. As a leader in the field of cable television communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses.  The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks.  Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2014 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Jeff Smith Vice President of Sales Tel: 512-238-6973 Email: jsmith@blondertongue.com	Robert J Palle Chief Executive Officer Tel: (732) 679-4000 Email: bpalle@blondertongue.com